DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA
------

OWNER:            [John Doe]

         [Add for Non-Qualified Certificates if Owner is not Annuitant]
                  Age: [45]         Sex: [Male]

ANNUITANT: [Annuitant is same as Owner for IRA Certificates]
                  [John Doe]        Age: [45]        Sex: [Male]

Certificate Number:    [00000]

         Endorsements Attached:     [IRA Certificate Endorsement]
                                    [Non-Qualified Certificate Endorsement]
                                    [Market Value Adjustment Terms]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC [0000]

         ISSUE DATE:                [JANUARY 1, 1994]

         CONTRACT DATE:             [JANUARY 1, 1994]

ANNUITY COMMENCEMENT DATE:

         THE MAXIMUM MATURITY AGE IS AGE [85] -- SEE SECTION 7.03. The Annuity Commencement Date may not be later than the month which follows the date the Annuitant attains the maximum maturity age.

         [Add for IRA Certificates] However, if you choose a date later than age 70 1/2, you must withdraw at least the minimum payments required (see item 2 of the Endorsement)

BENEFICIARY:               [Jane Doe]



No. 94ICA/BIM                                                        Data Page 1

PART B -- THIS PART LISTS THE CONTRACT TERMS WHICH AFFECT THE TYPE OF
------    CERTIFICATE YOU HAVE.

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02): [$10,000]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION PERCENTAGE IS ALSO SHOWN.

INVESTMENT OPTIONS                      ALLOCATION PERCENTAGE (SEE SECTION 3.O1)
------------------                      ----------------------------------------

O     [CONSERVATIVE INVESTORS FUND
O     GROWTH INVESTORS FUND
O     GROWTH AND INCOME FUND
O     COMMON STOCK FUND
O     GLOBAL FUND
O     AGGRESSIVE STOCK
O     MONEY MARKET FUND
O     INTERMEDIATE GOVERNMENT SECURITIES FUND
      GUARANTEED PERIOD ACCOUNT
O     GUARANTEE PERIODS
        EXPIRATION DATE AND GUARANTEED RATE
          MAY 15, 1995 - 6.0%
          MAY 15, 1996 - 7.0%
          MAY 15, 1997 - 8.0%
          MAY 15, 1998 - 9.0%
          MAY 15, 1999 - 9.0%
          MAY 15, 2000 - 9.0%
          MAY 15, 2001 - 9.0%
          MAY 15, 2002 - 9.0%
          MAY 15, 2003 - 9.0%
          MAY 15, 2004 - 9.0%]

                                                ------------------------
                                                TOTAL:              100%

Investment Options shown are Investment Funds of our Separate Account No. 45 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement for Market Value Adjustment Terms.

"Types" of Investment Options - see Section 4.02 -- are not applicable. Guaranteed Interest Account (see Section 2.01): Not available under this Certificate.

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01): Not available under this Certificate.



No. 94ICA/BIM                                                        Data Page 2

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): Section 2.04(b) will not apply, that is, we will not limit the number of Options available.

DESIGNATED INVESTMENT OPTION (SEE THE SECOND TO LAST PARAGRAPH OF SECTION 2.05):
The designated Investment Option to which amounts will be transferred upon maturity of amounts in Guarantee Periods is the Money Market Fund.

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): If we do not receive instructions from you, additional Contributions will be allocated only among the Investment Funds in proportion to the Annuity Account Value in each Investment Fund as of the Transaction Date.

CONTRIBUTION LIMITS (SEE SECTION 3.02):

[VERSION 1 - APPLICABLE TO IRA CERTIFICATES]

Initial Contribution minimum $1,500. Rollover Initial Contribution minimum $10,000. Additional Contribution minimum $250. Total Contributions must not exceed $2,000 for any taxable year, except for rollover Contributions. Additional Contributions can be made until the year in which you reach age 70 1/2, except for rollover Contributions. Also, we may refuse to accept any Contribution if the sum of all Contributions totals more than $1,500,000.

[VERSION 2 - APPLICABLE TO NON-QUALIFIED CERTIFICATES]

Initial Contribution minimum: $10,000. Additional Contribution minimum: $500, $250 for preauthorized bank withdrawal. Additional Contributions can be made until the Annuitant reaches age 80. Also, we may refuse to accept any Contribution if the sum of all Contributions totals more than $1,500,000.

TRANSFER RULES (SEE SECTION 4.02): (See Data Pages, Part C)

MINIMUM TRANSFER AMOUNT (SEE SECTION 4.02): (See Data Pages, Part C)

NUMBER OF FREE TRANSFERS IN A CONTRACT YEAR (SEE SECTION 4.03): 5

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Unless you elect otherwise, withdrawals plus any withdrawal charges will be withdrawn on a pro rata basis from amounts in the Investment Funds.



No. 94ICA/BIM                                                        Data Page 3

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): $1,000, except for withdrawals under the flexible payment withdrawal options where the minimum is $100.

MINIMUM AMOUNT OF ANNUITY  ACCOUNT VALUE AFTER A WITHDRAWAL  (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will not exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The sum of:

         (1) The Annuity Account Value in the Investment Funds or, if greater, the guaranteed minimum death benefit defined below; and

         (2) The death benefit amount provided by the Endorsement Applicable to Market Value Adjustment Terms.

[VERSION 1 -NON NY]

         Guaranteed Minimum Death Benefit

         On the Contract Date, the guaranteed minimum death benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter(except as adjusted at the end of the sixth Contract Year, see (1) below) it is equal to (a) the prior guaranteed minimum death benefit,(b) plus any additional Contributions and transfers into the Investment Funds, (c) less any transfers out of such Funds, less any withdrawals from such Funds, (d) plus interest (see (2) below) that is credited on each Processing Date.

         (1) At the end of the sixth Contract Year, the guaranteed minimum death benefit calculated on such date will be set at the then guaranteed minimum death benefit determined above or, if greater, the current Annuity Account Value in the Investment Funds.

         (2) Interest will be calculated at the applicable effective annual guaranteed minimum death benefit interest rate (see table below) taking into account Contributions, transfers and withdrawals during the Contract Year, except with respect to amounts in the Money Market Fund where the rate will be based on the lesser of the actual rate of return and the guaranteed minimum death benefit interest rate below.

                              Annuitant's Age
                              on Contract Date                    Rate
                              ----------------                    ----
                           up to and including 69                  6%
                               70 through 74                       3%
                               75 through 79                       0%



No. 94ICA/BIM                                                        Data Page 4

[VERSION 2 - NY]

         Guaranteed Minimum Death Benefit

         On the Contract Date, the guaranteed minimum death benefit is equal to the portion of the initial Contribution allocated to the Investment Funds. Thereafter, on each Processing Date (except as adjusted at the end of the sixth Contract Year, see (1) below), the guaranteed minimum death benefit is reset at the greater of the prior guaranteed minimum death benefit and the Annuity Account Value in the Investment Funds as of such Date. In no event, however, will the guaranteed minimum death benefit on any date be greater than (a) the initial contribution,
         (b) plus any additional Contributions and transfers into the Investment Funds, (c) less any transfers out of such Funds, less any withdrawals from such Funds, (d) plus interest (see (2) below) that is credited on each Processing Date.

         (1) At the end of the sixth Contract Year, the guaranteed minimum death benefit calculated on such date will be set at the then guaranteed minimum death benefit determined above or, if greater, the current Annuity Account Value in the Investment Funds.

         (2) Interest will be calculated at the applicable effective annual guaranteed minimum death benefit interest rate (see table below) taking into account Contributions, transfers and withdrawals during the Contract Year, except with respect to amounts in the Money Market Fund where the rate will be based on the lesser of the actual rate of return and the guaranteed minimum death benefit interest rate below.

                            Annuitant's Age
                            on Contract Date                    Rate
                            ----------------                    ----
                         up to and including 69                  6%
                              70 through 74                      3%
                              75 through 79                      0%


NORMAL FORM OF ANNUITY (SEE SECTION 7.02):

         Life Period Certain Annuity Form

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05):

         The amount applied to provide the Annuity Benefit will be the Cash
         Value.

MINIMUM AMOUNT TO BE APPLIED FOR AN ANNUITY (SEE SECTION 7.06):

         $2,000, as well as minimum of $20 for initial monthly annuity payment.



No. 94ICA/BIM                                                        Data Page 5

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):

         6% per year

WITHDRAWAL CHARGES (SECTION 8.01):

         (a) A withdrawal charge will be imposed as a percentage of the initial and each additional Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01 or, if the Certificate is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                                   Current and Maximum
                                                      Percentage of
                         Contract Year                Contributions
                         -------------                -------------
                               1                          6.00%
                               2                          5.00%
                               3                          4.00%
                               4                          3.00%
                               5                          2.00%
                               6                          1.00%
                          7 and later                     0.00%

                  The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

         (b) A withdrawal processing charge of the lesser of $25 and 2% of the amount withdrawn is assessed for each withdrawal (other than under the flexible payment withdrawal options) after the first during a Contract Year.

         Both the charges in (a) and (b) will be deducted from the Annuity Account Value in the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.



No. 94ICA/BIM                                                        Data Page 6

FREE CORRIDOR AMOUNT (SEE SECTION 8.01)

         15% of Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

         Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

         The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

         (a) Distribution Fee: A distribution fee currently in an amount of 0.65% of the initial and each additional Contribution made within the prior six years that have not been withdrawn, is deducted on the six Processing Dates (so long as the Certificate is in force) following receipt of each Contribution. 0.65% is the maximum we will charge.

         (b) Annual Contract Fee: An annual contract fee of $30 per Contract Year is incurred at the beginning of each Contract Year and deducted on each Processing Date. $30 is the maximum amount we will charge. If total Contributions received in the first Contract Year equal $100,000 or more, this charge will be zero.

         (c) Transfer Charge: For each transfer in excess of five free transfers, we will currently charge $25 at the time each transfer is processed. $25 is the maximum amount we will charge.

                  We will also deduct $25 per occurrence for a direct transfer to a third party of amounts under the Certificate or an exchange for another contract of another issuer. $25 is the maximum amount we will charge.

         (d) Guaranteed Minimum Death Benefit Charge: For the guaranteed minimum death benefit we will deduct on each Processing Date an amount equal to 0.35% of the guaranteed minimum death benefit in effect on such Processing Date. 0.35% is the maximum we will charge.



No. 94ICA/BIM                                                        Data Page 7

         (e) Premium Taxes: Premium taxes are generally incurred on the Annuity Commencement Date and a charge for such premium taxes will then be deducted from the Annuity Account Value. Some jurisdictions impose a premium tax at the time the initial Contribution and each additional Contribution are paid, regardless of the Annuity Commencement Date. In those states we will recover the tax in equal installments on each of the six Processing Dates following receipt of each Contribution.

Unless you specify otherwise, the charges in (a), (b), (d) and (e) will be deducted from the Investment Funds in which your Annuity Account Value is allocated on a pro rata basis. The transfer charges in (c) will be deducted from the Investment Options from which each transfer is made on a pro rata basis. Also, if you surrender the Certificate or it is terminated during a Contract Year before the next Processing Date, we will deduct any administrative charge in (b) incurred but not deducted, and deduct any remaining unrecovered premium tax charge in (e). Also, if a withdrawal exceeds the Free Corridor Amount, we will recover a pro rata portion of the premium tax charge. If there is insufficient value in the Investment Funds, all or a portion of the charges in
(a), (b) (c) (d) and (e) will be deducted from the Annuity Account Value in the Guaranteed Period Account.

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04)

Current and Maximum Mortality             Annual rate of 0.90% (equivalent to
and Expense Risk Charge:                  a daily rate of 0.002477%).

Current and Maximum Asset Based           Annual rate of 0.10% (equivalent to
Administrative Charge:                    a daily rate of 0.000276%).



No. 94ICA/BIM                                                        Data Page 8

PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE MARKET VALUE ADJUSTMENT
------    TERMS ENDORSEMENT.

ALLOCATION RESTRICTIONS: No more than 60% of any Contribution may be allocated to the Guaranteed Period Account. You must provide specific instructions as to how each Contribution will be allocated among the Guarantee Periods.

MARKET VALUE ADJUSTMENT ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF ENDORSEMENT): The market value adjustment (positive or negative) applicable to a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the market value adjustment that would be applicable upon a surrender. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

Upon a withdrawal or transfer, the market value adjustment will be deducted from or added to the Guaranteed Period Amount.

DEATH BENEFIT AMOUNT: The larger of (a) the Annuity Account Value in the Guaranteed Period Account and (b) the sum of the Guaranteed Period Amounts in each Guarantee Period.

DEATH BENEFIT (SEE ITEM 2 OF ENDORSEMENT): No market value adjustment will be made to amounts applied from the Guaranteed Period Account to provide a death benefit.

TRANSFER RULES (SEE SECTION 4.02): No transfers are permitted to or from the Guaranteed Period Account during the first Contract Year and only one transfer per Contract Year may be made thereafter.

MINIMUM TRANSFER AMOUNT: (SEE SECTION 4.02): The amount transferred to or from the Guaranteed Period Account must be at Least $2,000 or, if less, the entire Annuity Account Value may be transferred from the Guaranteed Period Account. Similarly, the entire Annuity Account Value in the Investment Funds may be transferred to the Guaranteed Period Account.

WITHDRAWALS (SEE SECTION 5.01): If you choose to have withdrawals allocated to the Guaranteed Period Account, or a withdrawal is greater than the Annuity Account Value in the Investment Funds, you must specify the Guarantee Period(s) from which the withdrawal plus any withdrawal charge will be taken.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Money Market Fund.

MVA FORMULA (SEE ITEM 3 OF ENDORSEMENT): The current rate percentage we use in item (e) of the formula is 0.00%. We reserve the right to increase the rate percentage to 0.25%.



No. 94ICA/BMVA                                                       Data Page 9